                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 44                                  Trade Date: 06/18/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 06/21/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is June 20, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBV5              $8,684,000.00              6.25%                 06/15/13                 100%

    Interest Payment                                  Subject to           Dates and terms of redemption
       Frequency            Survivor's Option         Redemption           (including the redemption price)
      (begin date)          -----------------         ----------           --------------------------------
    ----------------               Yes                    Yes                  100%       06/15/02
        7/15/01                                                               semi-annually thereafter
        monthly

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $8,562,424.00             $121,576.00                $2.75             ABN AMRO Financial
                                                                             Services, Inc.